Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 of our report dated May 15, 2025, with respect to the consolidated financial statements of U Power Limited and its subsidiaries.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Onestop Assurance PAC

Singapore

March 9, 2026